Because the electronic format of filing Form N-SAR does not
provide adequate space for responding to Items 72DD, 73A,
74U and 74V correctly, the correct answers are as follows:
Evergreen Treasury Money Market Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	11,066,783	0.04		261,872,924	1.00
Class S	20,820,411	0.04		539,400,568	1.00
Class I	31,006,068	0.04		655,197,635	1.00

Evergreen New Jersey Municipal Money Market Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	884,295	0.03		36,108,780	1.00
Class S	5,018,990	0.03		210,737,745	1.00
Class I	528,350	0.03		21,153,035	1.00

Evergreen Municipal Money Market Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	10,660,257	0.03		391,697,955	1.00
Class S	37,525,371	0.03		1,731,949,574	1.00
Class I	12,227,114	0.03		363,449,688	1.00

Evergreen Pennsylvania Municipal Money Market Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A		538,748	0.03		20,292,808	1.00

Class S		3,429,280	0.03	157,771,110	1.00

Class I		2,675,564	0.03	98,544,404	1.00

Evergreen New York Municipal Money Market Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	   1,375,236	0.03		51,036,876	1.00
Class S	   6,307,728	0.03		273,450,963	1.00
Class I	      596,623	0.03		18,162,787	1.00

Evergreen US Government Money Market Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	31,722,805	0.04		986,052,683	1.00
Class S	16,193,426	0.04		588,166,180	1.00


Evergreen Money Market Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV

Class A	112,404,087		0.04	2,663,092,122	1.00
Class B	       836,942		0.04	     26,853,587	1.00
Class C	       401,932		0.04	     17,126,905	1.00
Class S	  88,233,928		0.04	3,749,839,267	1.00
Class I	  52,135,702		0.05	1,006,815,644	1.00

Evergreen California Municipal Money Market Fund
	72DD		73A		74U        	74V
	Dollar		Per Share	Shares
       	Distributions	Distributions	Outstanding	NAV
Class A	512,896		.03        17,158,595	1.00
Class S	5,664,780		.03	285,196,089	1.00
Class I	186,994		.03	4,424,003	1.00